SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2012

Smart Kids Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-153294	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 234, 9768-170 St. Edmonton, AB Canada	T5T 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 222-6257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On March 12, 2012, Smart Kids Group, Inc. (the “Company”) entered into a Reserve Equity Financing Agreement and a Registration Rights Agreement with AGS Capital Group, LLC (the “Investor”) to purchase up to $20 million of the Company’s common stock. The Company plans to file a registration statement to register the AGS Capital shares and other equity capital requirements. The Investor commitment provides the Company with the flexibility to obtain capital in increments of up to $500,000, subject to trading volume limitations, as growth capital is needed. The facility sets the purchase price at 92% of the Market Price as defined in the Reserve Equity Financing Agreement attached hereto. The Company expects to fully utilize the $20,000,000 Commitment Amount in order to accelerate project milestones and fund corporate growth. Both the Reserve Equity Financing Agreement and the Registration Rights Agreement are attached as exhibits to this Current Report and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events

On March 22, 2012, the Company issued a press release regarding the Reserve Equity Financing Agreement entered into between the Company and AGS Capital Group LLC. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Reserve Equity Financing Agreement, dated March 12, 2012
10.2	Registration Rights Agreement, dated March 12, 2012
99.1	Press Release
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

/s/ Thomas Anthony Guerriero

Thomas Anthony Guerriero

Chairman

Date March 22, 2012

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